Exhibit 10.38

AMENDMENT TO

COMMON STOCK PURCHASE WARRANT

This Amendment to Common Stock Purchase Warrant (“Amendment”), is made and entered into effective as of March ____, 2021 (the “Effective Date”), by and between Esports Entertainment Group, Inc., a Nevada corporation (the “Company”), and __________ (“____”). Capitalized terms used but not otherwise defined herein shall have the same meanings as set forth in the Warrant (as defined below).

WHEREAS, Joseph Gunnar & CO., LLC (“Gunnar”) acted as a placement agent in two convertible note and warrant financings of the Company (the “Financings”);

WHEREAS, in connection with the Financings, Gunnar or its assigns received placement agent warrant to purchase the Company’s common stock (the “PA Warrants”);

WHEREAS, in connection with the issuance of the PA Warrants, effective April 14, 2020 the Company issued a common stock purchase warrant (the “Warrant”) to ____ to purchase, upon exercise, ______ shares of the Company’s common stock none of which have been issued as of the date of this Agreement;

WHEREAS, pursuant to the terms the of the Warrant, the earliest date upon which ____ can exercise the Warrant is April 14, 2021 (the “Initial Exercise Date”);

WHEREAS, the Company wishes to amend the Warrant in order to change the Initial Exercise Date to March ___, 2021.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereby agree as follows:

1. Amendment to the Pre-Amble of the Warrant. The Pre-amble of the Warrant is hereby deleted in its entirety and replaced with the following:

THIS WARRANT TO PURCHASE COMMON STOCK (the “Warrant”) certifies that, for value received, _______________ or his assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after March __, 2021 (the “Initial Exercise Date”), and in accordance with FINRA Rule 5110(f)(2)(G)(i), prior to or at 5:00 p.m. (New York time) on the date that is five (5) years following the Effective Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Esports Entertainment Group, Inc., a Nevada corporation (the “Company”), up to ______ shares of Common Stock, par value $0.001 per share, of the Company (the “Warrant Shares”), subject to adjustment hereunder. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

For avoidance of doubt the definition of Initial Exercise Date is March______, 2021.

2. Necessary Acts. Each party to this Amendment hereby agrees to perform any further acts and to execute and deliver any further documents that may be necessary or required to carry out the intent and provisions of this Amendment and the transactions contemplated hereby.

3. Governing Law. This Amendment will be governed by and construed under the Governing Law and Venue provisions of the Warrant.

4. No Cashless Exercise. Notwithstanding anything to contrary in the Warrant, the Warrants may only be exercised on a cash basis.

5. Entire Agreement, Amendment; Waiver. This Agreement contains the entire agreement between the Parties regarding the subject matter hereof and supersedes all prior agreements or understandings between the Parties with respect thereto. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all Parties, or, in the case of a waiver, by the Party waiving compliance. Except as set forth herein, the terms of the Warrant remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first written above.

ESPORTS ENTERTAINMENT GROUP, INC.

By:
(Signature)

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By:
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